Exhibit 99.2

GLOBAL MEDICAL REIT INC.

Overview to Unaudited Pro Forma Consolidated Financial Statements

Global Medical REIT Inc. (the “Company,” “our,” “we”) is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share.

The accompanying unaudited pro forma consolidated financial statements have been derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2016 is presented to reflect pro forma adjustments to our historical consolidated balance sheet as of December 31, 2016 as if the Company’s acquisition on March 31, 2017 of a surgical hospital and a physical therapy center (collectively referred to as “OCOM South”) and an outpatient ambulatory surgery center (“OCOM North”), collectively, OCOM, was completed on December 31, 2016. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017 and the twelve months ended December 31, 2016 are presented as if the acquisition of OCOM on March 31, 2017 was completed on January 1, 2016. A pro forma consolidated balance sheet as of March 31, 2017 is not presented as the acquisition was completed on March 31, 2017 and therefore the balances are included in our historical balances as of March 31 2017.

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) our historical unaudited consolidated financial statements as of March 31, 2017 and for the three months ended March 31, 2017, (ii) our audited consolidated financial statements as of December 31, 2016 and for the twelve months ended December 31, 2016, (iii) the “Cautionary Note Regarding Forward-Looking Statements” contained in those filings, and (iv) the “Risk Factors” sections contained in in Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2016.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of December 31, 2016 assuming our acquisition of OCOM had been completed on December 31, 2016, and what our actual consolidated results of operations would have been for the three months ended March 31, 2017 and the twelve months ended December 31, 2016 assuming the acquisition of the facilities had been completed on January 1, 2016, and additionally are not indicative of our consolidated future results of operations or financial condition, and should not be viewed as indicative of our future consolidated results of operations or financial condition.

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GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Balance Sheet

(unaudited)

	As of December 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma

Investment in real estate:
Land	$17,785,001	2,086,885	(a)	$19,871,886
Building	179,253,398	37,713,709	(a)	216,967,107
Site improvements	1,465,273	866,406	(a)	2,331,679
Tenant improvements	1,186,014	1,010,324	(a)	2,196,338
	199,689,686	41,677,324		241,367,010
Less: accumulated depreciation	(3,323,915)			(3,323,915)
Investment in real estate, net	196,365,771	41,677,324		238,043,095
Cash	19,671,131	(727,900)	(b)(c)	18,943,231
Restricted cash	941,344	-		941,344
Tenant receivables	212,435	-		212,435
Escrow deposits	1,212,177	-		1,212,177
Acquired lease intangible assets, net	7,144,276	7,822,676	(a)	14,966,952
Deferred assets	704,537	-		704,537
Deferred financing costs, net	927,085	-		927,085
Other assets	140,374	-		140,374
Total assets	$227,319,130	48,772,100		$276,091,230

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued expenses	$573,997	-		$573,997
Dividends payable	3,604,037	-		3,604,037
Security deposits	719,592	-		719,592
Due to related parties, net	580,911	-		580,911
Acquired lease intangible liability, net	277,917	-		277,917
Notes payable to related parties	421,000	-		421,000
Notes payable, net of unamortized discount of $1,061,602 at December 31, 2016	38,413,298			38,413,298
Revolving credit facility	27,700,000	49,500,000	(c)	77,200,000
Total liabilities	72,290,752	49,500,000		121,790,752
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-		-
Common stock $0.001 par value, 500,000,000 shares authorized at December 31, 2016, 17,605,675 shares issued and outstanding at December 31, 2016	17,606	-		17,606
Additional paid-in capital	171,997,396	-		171,997,396
Accumulated deficit	(16,986,624)	(727,900)	(b)	(17,714,524)
Total stockholders' equity	155,028,378	(727,900)		154,300,478
Total liabilities and stockholders' equity	$227,319,130	48,772,100		$276,091,230

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited)

	For the Three Months Ended March 31, 2017
	Historical	Pro Forma Adjustments		Pro Forma

Revenue
Rental revenue	$4,629,259	894,118	(d)	$5,523,377
Other income	29,599	-		29,599
Total revenue	4,658,858	894,118		5,552,976

Expenses
Acquisition fees	942,473	-		942,473
General and administrative	1,617,448	-		1,617,448
Management fees – related party	627,147	-		627,147
Depreciation expense	1,346,053	274,211	(e)	1,620,264
Amortization expense	343,600	111,753	(f)	455,353
Interest expense	1,100,080	439,542	(g)	1,539,622
Total expenses	5,976,801	825,506		6,802,307
Net loss	$(1,317,943)	68,612		$(1,249,331)

Net loss per share – Basic and Diluted	$(0.07)	-		$(0.07)

Weighted average shares outstanding – Basic and Diluted	17,605,675	-		17,605,675

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited)

	For the Year Ended December 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma

Revenue
Rental revenue	$8,079,555	3,576,473	(h)	$11,656,028
Other income	130,775	-		130,775
Total revenue	8,210,330	3,576,473		11,786,803

Expenses
Acquisition fees	1,568,470	-	(i)	1,568,470
Acquisition fees – related party	754,000	-		754,000
General and administrative	4,291,422	-		4,291,422
Management fees – related party	1,434,294	-		1,434,294
Depreciation expense	2,334,664	1,096,843	(j)	3,431,507
Amortization expense	42,322	447,010	(k)	489,332
Interest expense	4,138,608	1,799,968	(l)	5,938,576
Total expenses	14,563,780	3,343,821		17,907,601
Net loss	$(6,353,450)	232,652		$(6,120,798)

Net loss per share – Basic and Diluted	$(0.68)	-		$(0.66)

Weighted average shares outstanding – Basic and Diluted	9,302,244	-		9,302,244

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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GLOBAL MEDICAL REIT INC.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Overview of Unaudited Pro Forma Consolidated Financial Statements Presented

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations for Global Medical REIT Inc. (the “Company”) presents the pro forma impact of the acquisition of a surgical hospital and a physical therapy center (collectively referred to as “OCOM South”) and an outpatient ambulatory surgery center (“OCOM North”), located in Oklahoma City, Oklahoma. OCOM South and OCOM North are collectively referred to as OCOM. On March 31, 2017, the Company acquired OCOM and assumed the existing OCOM South triple-net lease agreement with a term that expires on August 31, 2034 and assumed the OCOM North triple-net lease agreement with a term that expires on July 31, 2022. The purchase price for OCOM was $49.5 million and was funded using borrowings from the Company’s revolving credit facility.

Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited Pro Forma Consolidated Balance Sheet assumes the acquisition was completed on December 31, 2016. Pro forma adjustments include only adjustments that give effect to events that are directly attributable to the transaction and factually supportable regardless of whether they have a continuing impact or are nonrecurring.

All pro forma adjustments are presented on the face of the accompanying unaudited Pro Forma Consolidated Balance Sheet.

Unaudited Pro Forma Consolidated Statements of Operations

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2017 and the year ended December 31, 2016, assumes the acquisition was completed on January 1, 2016 and the effect of all adjustments are computed through the end of the three and twelve month periods presented. Pro forma adjustments include only adjustments that give effect to events that are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable.

All pro forma adjustments are presented on the face of the accompanying unaudited Pro Forma Consolidated Statements of Operations for each period presented.

Note 2 — Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(a)	Represents the fair value allocation of the $49.5 million purchase price for OCOM in accordance with the provisions of Accounting Standards Codification Topic 805, Business Combinations.

(b)	Represents cash paid for acquisition expenses incurred related to the acquisition.

(c)	Represents $49.5 million in borrowings the Company received from the revolving credit facility that were used to fund the acquisition. There was no pro forma net impact on the Company’s cash balance from this acquisition.

Note 3 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Three Months Ended March 31, 2017

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 included approximately $1.2 million of costs incurred in connection with the Company’s amended revolving credit facility that were erroneously expensed and included in the General and Administrative line item within the Company’s Consolidated Statement of Operations for the three months ended March 31, 2017.  When the Company files its Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2017, the Company intends to correct this immaterial error by removing the $1.2 million from expense and capitalizing it as deferred financing costs on the Company’s Consolidated Balance Sheet as of June 30, 2017.  However, for purposes of preparing the accompanying Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2017 the historical balances for the three months ended March 31, 2017 have been corrected to remove the immaterial $1.2 million amount from the General and Administrative expense line item.

(d)	Represents rental revenue earned on the leases.

(e)	Represents depreciation expense incurred on the buildings using a 40 year life, on the site improvements over their estimated remain life of nine years and on the tenant improvements over the remaining lease term of 17.5 years.

(f)	Represents amortization expense incurred on the acquired lease intangible assets computed over the remaining lease term of 17.5 years.

(g)	Represents interest expense incurred on the borrowings from the revolving credit facility used to fund the acquisition at an interest rate of 2.98%. Also includes the amortization of deferred financing costs incurred and capitalized to amend the revolving credit facility. Funds from the revolving credit facility were used to fund the acquisition.

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Note 4 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Year Ended December 31, 2016

(h)	Represents rental revenue earned on the leases.

(i)	The Company incurred $727,900 of acquisition expenses related to the acquisition of OCOM. These expenses will not have a continuing impact on the Company and therefore do not qualify as a pro forma adjustment.

(j)	Represents depreciation expense incurred on the building using a 40 year life, on the site improvements over their estimated remain life of nine years and on the tenant improvements over the remaining lease term of 17.5 years.

(k)	Represents amortization expense incurred on the acquired lease intangible assets computed over the remaining lease term of 17.5 years.

(l)	Represents interest expense incurred on the borrowings from the revolving credit facility used to fund the acquisition at an interest rate of 2.98%. Also includes the amortization of deferred financing costs incurred and capitalized to amend the revolving credit facility. Funds from the revolving credit facility were used to fund the acquisition.

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